Exhibit 3.9

RESTATED ARTICLES OF INCORPORATION

(without amendments)

OF

GRANT GEOPHYSICAL (INT’L) INC.

1.                                      Grant Geophysical (Int’l), Inc. (the “Corporation”), pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts Restated Articles of Incorporation which accurately copy the Articles of Incorporation and all amendment thereto that are in effect to date and which contain no other change in any provision thereof The original Articles of Incorporation were filed by the Secretary of State of the State of Texas on the 12th day of November, 1997.

2.                                      The Restated Articles were adopted by the Board of Directors of the Corporation, by the Unanimous Written Consent of its members, filed with the minutes of the Board.

5.                                      The Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the following Restated Articles of Incorporation which accurately copy the entire text thereof:

ARTICLE ONE

The name of the Corporation is GRANT GEOPHYSICAL (INT’L), INC.

ARTICLE TWO

The period of its duration is perpetual.

ARTICLE THREE

The purpose or purposes for which the Corporation is organized are to engage in the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

ARTICLE FOUR

The aggregate number of shares which the Corporation shall have authority to issue is Two Thousand (2,000) of the par value of One Dollar ($1.00) each.

ARTICLE FIVE

The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of Two Thousand Dollars ($2,000.00), consisting of money, labor done or property actually received, which sum is not less than One Thousand Dollars ($1,000).

ARTICLE SIX

The street address of the initial registered office of the Corporation is c/o C T CORPORATION SYSTEM. 811 Dallas Avenue, Houston, Texas 77002 and the name of its initial registered agent at such address is C T CORPORATION SYSTEM.

ARTICLE SEVEN

The number of directors of the Corporation, may be fixed by the by laws. The number of directors constituting the current Board of Directors of the corporation is three (3), and me name and address of each person -who is to serve as director until the first annual meeting of the shareholders or until a successor is elected and qualified are:

NAME	ADDRESS
Larry E. Lenig, Jr.	131 Plantation
Houston, TX 77024

Michael P. Keinian	4311 Lampton Circle
Bellaire, TX 77401

W. Jay Jones	1602 Enclave Pkway, #2306
Houston, Texas 77077

Dated this 8th day of January, 1998

Grant Geophysical (Int’l), Inc.

W. Jay Jones
Secretary

ARTICLES OF AMENDMENT

Pursuant to the provisions of Article 4.07 of the Texas Business Corporation the undersigned corporation hereby amends its Restated Articles of Incorporation, and for that purpose, submits the following statement:

1.                                       The name of the corporation is Grant Geophysical (Int’l), Inc.

2.                                       Article Six and Article Seven of the Restated Articles of Incorporation are hereby amended so as to read as follows:

ARTICLE SIX

The street address of the initial registered office of the Corporation is c/o C T CORPORATION SYSTEM, 1021 Main Street, Suite 1150, Houston, Texas 77002, and the name of its initial registered agent at such address is C T CORPORATION SYSTEM.

ARTICLE SEVEN

The number of directors of the Corporation may be fixed by the bylaws. The number of directors constituting the current Board of Directors of the Corporation is three (3), and the names and addresses of the directors hereby named below have replaced the previous directors effective February 2001, and each person listed below immediately shall serve as director until a successor is elected and qualified:

NAME	ADDRESS
Richard Frederick Miles	18111 Langsbury Drive, Houston, TX 77084
Jim Devine	2500 City West Blvd., Houston, TX 77042
Jon Pollock	Flat 5,4 Audley Square, South Audley Street,
Mayfair, London W1Y 5DR, United Kingdom

3.                                       The date of adoption of each amendment is 11 November 2002.

4.                                       This Amendment was adopted by unanimous vote of the Board of Directors on 11 November 2002, and no shares have been issued.

Dated this 13th day of November, 2002

Grant Geophysical (Int’l), Inc.

Marizza Glancey
Secretary

ARTICLES OF AMENDMENT

TO THE

RESTATED ARTICLES OF INCORPORATION

OF

GRANT GEOPHYSICAL (INT’L), INC.

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Business Act, the undersigned corporation adopts the following Articles of Amendment to its Restated Articles of Incorporation.

ARTICLE ONE

The name of the corporation is Grant Geophysical (Intl), Inc. (the “Corporation”).

ARTICLE TWO

The amendment changes Article One of the Corporation’s Restated Articles of Incorporation that names the Corporation. Article One in the Restated Articles of Incorporation is amended to read as follows:

“ARTICLE ONE

The name of the Corporation is Geokinetics International, Inc.”

ARTICLE THREE

The amendment to the Restated Articles of Incorporation has been approved in the manner required by the Texas Business Corporation Act and by the constituent documents of the Corporation.

This document becomes effective when the document is filed by the Secretary of State.

The undersigned signs this document subject to the penalties imposed by law for the submission of a false or fraudulent document

DATED: October 31st 2007.

GRANT GEOPHYSICAL (INTL), INC.

By:	/s/ Richard F. Miles
Richard F. Miles,
President

Office of the Secretary of State	Filed in the Office of the
Corporations Section	Secretary of State of Texas
P.O. Box 13697	Filing #146676300 12/27/2007
Austin, Texas 78711-3697	Document #197728290527
(Form 408)	Image Generated Electronically

STATEMENT OF CHANGE OF

ADDRESS OF REGISTERED AGENT

1.                                       The name of the entity represented is

Geokinetics International, Inc.

The entity’s filing number is    146676300

2.                                       The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the Secretary of State.)

1021 Main Street, Suite 1150, Houston, TX 77002

3.                                       The address at which the registered agent will hereafter maintain the registered office address for such entity is: (Please provide street address, city, state and zip code. The address must be in Texas.)

350 N. St. Paul Street Dallas. TX 75201

4.                                       Notice of the change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Date:                         12/27/2007

CT Corporation System

Name of Registered Agent

Marie Hauer

Signature of Registered Agent

FILING OFFICE COPY